EXHIBIT 99.1
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[GRAPHIC OMITTED - LOGO]
 IVANHOE ENERGY

                                                                  March 9, 2007


                       Ivanhoe Energy Restates U.S. GAAP
                      Note Disclosure for Non-Cash Charges

VANCOUVER, CANADA - Ivanhoe Energy Inc. (NASDAQ: IVAN and TSX: IE) is restating its United States Generally Accepted Accounting Principles (U.S. GAAP) reconciliation note of previously issued financial statements. This is due to a recent interpretation by the United States regulatory authorities of the U.S. accounting rules contained in the Statement of Financial Accounting Standards
(SFAS) No.133, Accounting for Derivative Instruments and Hedging Activities, which determines the current U.S. accounting treatment of Ivanhoe Energy's share purchase warrants.

Ivanhoe Energy reports in accordance with Canadian generally accepted accounting principles (Canadian GAAP) and provides note disclosure in its financial statements with respect to a reconciliation of Canadian GAAP to U.S. GAAP. Under Canadian GAAP, share purchase warrants are accounted for as equity and recorded at their historical cost. The interpretation under U.S. GAAP requires that Ivanhoe's share purchase warrants that are priced in Canadian dollars must be classified as liabilities at their fair value with any resulting gains or losses being included in the calculation of U.S. GAAP earnings. In these circumstances, a loss (gain) would be recorded by the company when the fair value of the share purchase warrants increases (decreases).

As a result of this  interpretation,  Ivanhoe Energy will restate the U.S. GAAP note included in its financial statements for the year ended December 31, 2005 and the affected quarters in 2005 and 2006.

This restatement only pertains to Ivanhoe Energy's U.S. GAAP reconciliation note disclosure, due to changes in fair value of these share purchase warrants, and results in a reduction of approximately US$2.9 million in the previously reported loss for U.S. GAAP for the year ended December 31, 2005 and an increase of $0.9 million for the third quarter of 2006. At the time that Ivanhoe Energy's share purchase warrants are exercised, the value of the warrants will be reclassified to shareholders' equity within the U.S. GAAP note.

The Financial Accounting Standards Board (FASB) has initiated a project to determine the accounting treatment for convertible debt with elements of foreign currency risk. This project is expected to provide further U.S. GAAP guidance in respect of accounting for share purchase warrants.

"Ivanhoe Energy's previously reported financial results under Canadian GAAP remain unchanged. These are non-cash charges for U.S. GAAP purposes only, that do not impact our operations or cash flows," said Joe Gasca, Ivanhoe Energy President and CEO. "The U.S. regulatory authorities have recently provided their interpretation of some very complex U.S. accounting rules affecting the U.S. GAAP note disclosure in our previously reported financial statements. Reflecting our commitment to responsible financial reporting, we are providing that restatement of information to the market."

IVANHOE ENERGY IS AN INDEPENDENT INTERNATIONAL OIL AND GAS DEVELOPMENT AND PRODUCTION COMPANY FOCUSED ON PURSUING LONG-TERM GROWTH IN ITS RESERVES AND PRODUCTION USING ADVANCED TECHNOLOGIES, INCLUDING ITS PROPRIETARY HEAVY OIL UPGRADING PROCESS (HTL). CORE OPERATIONS ARE IN THE UNITED STATES AND CHINA, WITH BUSINESS DEVELOPMENT OPPORTUNITIES WORLDWIDE. IVANHOE ENERGY TRADES ON THE NASDAQ CAPITAL MARKET WITH THE TICKER SYMBOL IVAN AND ON THE TORONTO STOCK EXCHANGE WITH THE SYMBOL IE.

Information Contact:   Cindy Burnett 1-604-331-9830
Website:               www.ivanhoeenergy.com

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the interpretation of U.S. and Canadian accounting rules, expected further U.S. GAAP guidance in respect of accounting for share purchase warrants and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar  expressions  relating  to matters  that are not  historical  facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.
Important factors that could cause actual results to differ from these forward-looking statements include the potential that there will be revisions to the interpretation of U.S. and Canadian accounting rules, further U.S. GAAP guidance in respect of accounting for share purchase warrants may not be as expected and other risks disclosed in Ivanhoe Energy's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.


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